UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 29, 2010 (Date of earliest event reported)
Callidus Software Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50463 (Commission File Number)	77-0438629 (IRS Employer Identification Number)

160 West Santa Clara Street, Suite 1300, San Jose, CA (Address of principal executive offices)		95113 (Zip Code)
(408) 808-6400 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 29, 2010, Callidus Software Inc. issued a press release announcing its financial results as of and for the quarter ended March 31, 2010. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in this report, including the exhibit, shall not be deemed to be incorporated by reference into Callidus Software Inc.'s filings with the SEC under the Securities Act of 1933 and shall not be deemed to be "filed" with the SEC under the Securities Exchange Act of 1934.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 30, 2010, Merritt Alberti will cease to hold the title of Senior Vice President, Client Services of the Company and will cease to be an executive officer of the Company. As such, Mr. Alberti will cease to be a Section 16 officer under the Securities Exchange Act of 1934, but he will continue to be a Company employee and will provide support to the Company until May 31, 2010. As has been previously disclosed in our 2010 Proxy Statement, the Company standard severance policy for the majority of our senior vice presidents, including Mr. Alberti, is that, in exchange for a signed general release of claims against the Company, the Company will provide seven months of base pay and an additional payment to cover seven months of COBRA health coverage. Therefore, if Mr. Alberti signs the general release of claims against the Company, he will also be entitled to these severance payments.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Callidus Software Inc. dated April 29, 2010

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2010	CALLIDUS SOFTWARE INC. By: /s/ Ronald J. Fior Ronald J. Fior Senior Vice President, Finance and Operations and Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Callidus Software Inc. dated April 29, 2010